EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated September 27, 2017, with respect to the statement of condition including the related portfolio of Investment Grade Corporate Trust, 5-8 Year Series 29 (included in Invesco Unit Trusts, Taxable Income Series 605) as of September 27, 2017, contained in Amendment No. 2 to the Registration Statement on Form S-6 (File No. 333-214011) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
September 27, 2017